John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Record Third Quarter Fiscal 2020 Results

◦Third Quarter Revenue of $4.5 Billion, up 33% Year-Over-Year, 34% in Constant Currency
◦Current Remaining Performance Obligation of Approximately $12.8 Billion, up 28% Year-Over-Year, 28% in Constant Currency
◦Remaining Performance Obligation of Approximately $25.9 Billion, up 22% Year-Over-Year
◦Initiates Q4 FY20 Revenue Guidance of $4.743 Billion to $4.753 Billion, up 32% Year-Over-Year
◦Initiates Q4 FY20 Current Remaining Performance Obligation Guidance of Approximately 21% Year-Over-Year
◦Initiates Q1 FY21 Revenue Guidance of $4.800 Billion to $4.835 Billion, up 28% to 29% Year-Over-Year

SAN FRANCISCO, Calif. - Dec. 3, 2019 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal third quarter ended October 31, 2019.

“We're now on track to double our revenue in five years,” said Marc Benioff, Chairman and co-CEO, Salesforce. “With Customer 360, only Salesforce is providing companies with a single source of truth, bringing them even closer to their customers across every touchpoint.”

“We had strong growth across our clouds and regions in the quarter as more companies turn to Salesforce as a trusted advisor in their digital transformations,” said Keith Block, co-CEO, Salesforce. “With these trusted customer relationships, continuous innovation and our phenomenal Trailblazer ecosystem, we have never been better positioned for the future.”

Salesforce delivered the following results for its fiscal third quarter:

Revenue: Total third quarter revenue was $4.5 billion, an increase of 33% year-over-year, and 34% in constant currency. Subscription and support revenues were $4.24 billion, an increase of 34% year-over-year. Professional services and other revenues were $274 million, an increase of 22% year-over-year.

Earnings per Share: Third quarter GAAP loss per share was $0.12, and non-GAAP diluted earnings per share was $0.75. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP loss per share by $0.01 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.01 based on a non-GAAP tax rate of 22.5%.

Cash: Cash generated from operations for the third quarter was $298 million, an increase of 108% year-over-year. Total cash, cash equivalents and marketable securities ended the third quarter at $6.53 billion.

Remaining Performance Obligation: Remaining performance obligation ended the third quarter at approximately $25.9 billion, an increase of 22% year-over-year. Current remaining performance obligation ended the third quarter at approximately $12.8 billion, an increase of 28% year-over-year, 28% in constant currency.

As of December 3, 2019, the company is initiating revenue, earnings per share and current remaining performance obligation growth guidance for its fourth quarter of fiscal year 2020. The company is maintaining its revenue guidance previously provided on November 20, 2019, and raising its GAAP earnings per share guidance, non-GAAP earnings per share guidance, and operating cash flow guidance previously provided on August 22, 2019 for the full fiscal year 2020. The company is initiating revenue guidance for its first quarter of fiscal year 2021. The company is maintaining its revenue guidance previously provided on November 20, 2019 for full fiscal year 2021.

This guidance assumes no change to the value of the company's strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q4 FY20 Guidance	Full Year FY20 Guidance	Q1 FY21 Guidance	Full Year FY21 Guidance
Revenue	$4.743 - $4.753 billion	$16.99 - $17.00 billion	$4.800 - $4.835 billion	$20.80 - $20.90 billion
Y/Y Growth	~32%	~28%	28% - 29%	22% - 23%
GAAP (loss) earnings per share	($0.04) - ($0.03)	$0.44 -$0.45	N/A	N/A
Non-GAAP earnings per share	$0.54 - $0.55	$2.89 - $2.90	N/A	N/A
Operating Cash Flow Growth (Y/Y)	N/A	22% - 23%	N/A	N/A
Current Remaining Performance Obligation Growth (Y/Y)	~21%	N/A	N/A	N/A

The following is a per share reconciliation of GAAP diluted (loss) earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2020
	Q4	FY20
GAAP (loss) earnings per share range(1)(2)	($0.04) - ($0.03)	$0.44 -$0.45
Plus
Amortization of purchased intangibles	$0.30	$0.94
Stock-based expense	$0.55	$2.09
Less
Income tax effects and adjustments(3)	$(0.27)	$(0.58)
Non-GAAP diluted earnings per share(2)	$0.54 - $0.55	$2.89 - $2.90

Shares used in computing basic net (loss) income per share (millions)	888	829
Shares used in computing diluted net income per share (millions)	914	850
(1) The Company's GAAP tax provision is expected to be approximately 146% for the three months ended January 31, 2020, and approximately 37% for the year ended January 31, 2020. The GAAP tax rates may fluctuate due to discrete tax items, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP basic and diluted earnings (loss) per share assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the company's strategic investment portfolio has had a positive impact on the company's financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicly traded companies within the company's strategic investment portfolio. The impact of future gains or losses from the company's strategic investment portfolio could be material.
(3) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 22.5%, which reflects currently available information and could be subject to change.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live webcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 5494828. A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Jan. 2, 2020.

About Salesforce
Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, the one-time accounting non-cash charge that was incurred in connection with the Salesforce.org combination; stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth and sustainability goals. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; the competitive nature of the market in which we participate; our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our service performance and security, including the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate potential security breaches; the expenses associated with our data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features, including any efforts to expand our services beyond the CRM market; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships, joint ventures and investments; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to execute our business plans; our ability to successfully integrate acquired businesses and technologies; our ability to continue to grow unearned revenue and remaining performance obligation; our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding debt, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with our debt covenants and lease obligations; current and potential litigation involving us; and the impact of climate change.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2019 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

3	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenues:
Subscription and support	$4,239	$3,168	$11,480	$9,038
Professional services and other	274	224	767	641
Total revenues	4,513	3,392	12,247	9,679
Cost of revenues (1)(2):
Subscription and support	870	676	2,275	1,887
Professional services and other	264	213	740	618
Total cost of revenues	1,134	889	3,015	2,505
Gross profit	3,379	2,503	9,232	7,174
Operating expenses (1)(2):
Research and development	774	481	1,935	1,368
Marketing and sales	2,063	1,588	5,584	4,421
General and administrative	477	342	1,214	987
Loss on settlement of Salesforce.org reseller agreement (3)	0	0	166	0
Total operating expenses	3,314	2,411	8,899	6,776
Income from operations	65	92	333	398
Gains on strategic investments, net	6	63	396	417
Other expense	(7)	(27)	(19)	(71)
Income before benefit from (provision for) income taxes	64	128	710	744
Benefit from (provision for) income taxes	(173)	(23)	(336)	4
Net income (loss)	$(109)	$105	$374	$748
Basic net income (loss) per share	$(0.12)	$0.14	$0.46	$1.00
Diluted net income (loss) per share	$(0.12)	$0.13	$0.45	$0.97
Shares used in computing basic net income (loss) per share	879	760	809	746
Shares used in computing diluted net income (loss) per share	879	785	829	772
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenues	$157	$62	$280	$153
Marketing and sales	109	67	242	164
(2)Amounts include stock-based expense, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenues	$54	$42	$143	$119
Research and development	169	81	348	228
Marketing and sales	249	180	625	474
General and administrative	71	48	158	133
(3)Amount represents a one-time non-cash charge related to the settlement of the reseller agreement between Salesforce and Salesforce.org, a related party.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenues:
Subscription and support	94%	93%	94%	93%
Professional services and other	6	7	6	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	20	19	20
Professional services and other	6	6	6	6
Total cost of revenues	25	26	25	26
Gross profit	75	74	75	74
Operating expenses (1)(2):
Research and development	17	14	16	14
Marketing and sales	46	47	45	46
General and administrative	11	10	10	10
Loss on settlement of Salesforce.org reseller agreement	0	0	1	0
Total operating expenses	74	71	72	70
Income from operations	1	3	3	4
Gains on strategic investments, net	0	2	3	4
Other expense	0	(1)	0	0
Income before benefit from (provision for) income taxes	1	4	6	8
Benefit from (provision for) income taxes	(3)	(1)	(3)	0
Net income (loss)	(2)%	3%	3%	8%

(1)  Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenues	4%	2%	2%	2%
Marketing and sales	2	2	2	2

(2) Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenues	1%	1%	1%	1%
Research and development	4	2	3	2
Marketing and sales	6	5	5	5
General and administrative	1	1	1	1

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	October 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$3,868	$2,669
Marketable securities	2,661	1,673
Accounts receivable, net	2,573	4,924
Costs capitalized to obtain revenue contracts, net	813	788
Prepaid expenses and other current assets	1,111	629
Total current assets	11,026	10,683
Property and equipment, net	2,365	2,051
Operating lease right-of-use assets (1)	3,150	0
Costs capitalized to obtain revenue contracts, noncurrent, net	1,103	1,232
Strategic investments	1,760	1,302
Goodwill	25,022	12,851
Intangible assets acquired through business combinations, net	4,987	1,923
Capitalized software and other assets, net	529	695
Total assets	$49,942	$30,737
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$2,881	$2,691
Operating lease liabilities, current (1)	735	0
Unearned revenue	6,858	8,564
Total current liabilities	10,474	11,255
Noncurrent debt	2,824	3,173
Noncurrent operating lease liabilities (1)	2,535	0
Other noncurrent liabilities	830	704
Total liabilities	16,663	15,132
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	31,243	13,927
Accumulated other comprehensive loss	(74)	(58)
Retained earnings	2,109	1,735
Total stockholders’ equity	33,279	15,605
Total liabilities and stockholders’ equity	$49,942	$30,737
(1) Reflects the modified retrospective adoption of Accounting Standards Update No. 2016-02, “Leases (Topic 842)”, which the Company adopted on February 1, 2019.

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

3	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Operating activities:
Net income (loss)	$(109)	$105	$374	$748
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	608	257	1,502	707
Amortization of costs capitalized to obtain revenue contracts, net	221	190	647	561
Expenses related to employee stock plans	543	351	1,274	954
Loss on settlement of Salesforce.org reseller agreement	0	0	166	0
Gains on strategic investments, net	(6)	(63)	(396)	(417)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(29)	(48)	2,599	1,965
Costs capitalized to obtain revenue contracts, net	(246)	(186)	(543)	(450)
Prepaid expenses and other current assets and other assets	(183)	82	(252)	(4)
Accounts payable	22	(42)	63	79
Accrued expenses and other liabilities	243	8	(50)	(390)
Operating lease liabilities	(200)	0	(546)	0
Unearned revenue	(566)	(511)	(2,139)	(1,686)
Net cash provided by operating activities	298	143	2,699	2,067
Investing activities:
Business combinations, net of cash acquired	94	(130)	(339)	(5,115)
Purchases of strategic investments	(346)	(108)	(567)	(292)
Sales of strategic investments	138	83	403	89
Purchases of marketable securities	(438)	(343)	(1,944)	(634)
Sales of marketable securities	427	79	888	1,352
Maturities of marketable securities	358	10	551	98
Capital expenditures	(170)	(136)	(507)	(428)
Net cash provided by (used in) investing activities	63	(545)	(1,515)	(4,930)
Financing activities:
Proceeds from issuance of debt, net	0	0	0	2,966
Proceeds from employee stock plans	179	185	550	568
Principal payments on financing obligations (1)	(14)	(2)	(159)	(110)
Repayments of debt	(150)	(1)	(352)	(1,028)
Net cash provided by financing activities	15	182	39	2,396
Effect of exchange rate changes	(18)	6	(24)	29
Net increase (decrease) in cash and cash equivalents	358	(214)	1,199	(438)
Cash and cash equivalents, beginning of period	3,510	2,319	2,669	2,543
Cash and cash equivalents, end of period	$3,868	$2,105	$3,868	$2,105
(1) Previously referred to as principal payments on capital lease obligations.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	October 31, 2019	July 31, 2019	Apr 30, 2019	Jan 31, 2019	Oct 31, 2018	Jul 31, 2018
Full Time Equivalent Headcount (1)	47,677	40,571	37,485	35,995	34,391	32,717
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)	$6,529	$6,042	$6,379	$4,342	$3,450	$3,427
Strategic investments	1,760	1,614	1,548	1,302	1,251	1,202
Operating lease liabilities (3)	3,270	3,047	3,058	NA	NA	NA
Principal due on the Company's outstanding debt obligations (4)	2,845	2,996	3,197	3,198	3,699	3,700
Net cash provided by operating activities	298	436	1,965	1,331	143	458
Capital expenditures	170	178	159	167	136	170
(1) Full time equivalent headcount includes 5,231 from third quarter fiscal 2020 acquisitions.
(2) We paid approximately $1.1 billion of cash consideration for business combinations during the nine months ended October 31, 2019, offset by approximately $644 million of cash and cash equivalents acquired in connection with the August 2019 acquisition of Tableau as well as approximately $110 million of cash and cash equivalents from other acquisitions.
(3) Effective February 1, 2019, the Company adopted Topic 842 using the modified retrospective method. Accordingly, the results for prior periods were not adjusted to conform to the current period measurement or recognition of results.
(4) The Company repaid $200 million and $150 million of the 2021 Term Loan in June 2019 and October 2019, respectively. In November 2019, the Company repaid the remaining $150 million of the 2021 Term Loan.
Supplemental Revenue Analysis
Remaining Performance Obligation
Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of October 31, 2019 (1)	$12.8	$13.1	$25.9
As of July 31, 2019	12.1	13.2	25.3
As of April 30, 2019	11.8	13.1	24.9
As of January 31, 2019	11.9	13.8	25.7
As of October 31, 2018	10.0	11.2	21.2
As of July 31, 2018	9.8	11.2	21.0
As of April 30, 2018	9.6	10.8	20.4
As of January 31, 2018	9.6	11.0	20.6
(1) Includes $550 million of Remaining Performance Obligation related to the Tableau business combination in August 2019.

Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Unearned revenue, beginning of period	$7,142	$5,883	$8,564	$6,995
Billings and other*	3,886	2,870	9,996	7,956
Contribution from contract asset	61	11	112	36
Revenue recognized ratably over time	(4,047)	(3,169)	(11,270)	(9,093)
Revenue recognized over time as delivered	(184)	(161)	(530)	(460)
Revenue recognized at a point in time	(282)	(62)	(447)	(126)
Unearned revenue from business combinations	282	4	433	68
Unearned revenue, end of period	$6,858	$5,376	$6,858	$5,376
*Other includes, for example, the impact of foreign currency translation
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Sales Cloud	$1,168	$1,020	$3,371	$2,989
Service Cloud	1,140	917	3,247	2,657
Salesforce Platform and Other	1,287	742	3,041	2,029
Marketing and Commerce Cloud	644	489	1,821	1,363
	$4,239	$3,168	$11,480	$9,038
The above subscription and support revenue includes approximately $308 million of revenue contributed from the acquisition of Tableau for the period, reflected in Salesforce Platform and Other.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Americas	$3,216	$2,425	$8,649	$6,864
Europe	880	641	2,421	1,876
Asia Pacific	417	326	1,177	939
	$4,513	$3,392	$12,247	$9,679

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Americas	71%	71%	71%	71%
Europe	20	19	20	19
Asia Pacific	9	10	9	10
	100%	100%	100%	100%
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into

United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Revenue constant currency growth rates were as follows:

	Three Months Ended October 31, 2019 compared to Three Months Ended October 31, 2018	Three Months Ended July 31, 2019 compared to Three Months Ended July 31, 2018	Three Months Ended October 31, 2018 compared to Three Months Ended October 31, 2017
Americas	33%	20%	25%
Europe	42%	30%	31%
Asia Pacific	28%	27%	26%
Total growth	34%	23%	26%
The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	October 31, 2019 compared to October 31, 2018	July 31, 2019 compared to July 31, 2018
Total growth	28%	25%

Supplemental Strategic Investment Information
Gains on strategic investments, net
All fair value adjustments of the Company's publicly traded and privately held equity investments are recorded through the statement of operations. Therefore, the Company anticipates additional volatility to the Company's statements of operations in future periods, due to changes in market prices of the Company's investments in publicly held equity investments and the valuation and timing of observable price changes and impairments of the Company's investments in privately held securities. These changes could be material based on market conditions and events. The results for the current fiscal period are not indicative of the results to be expected for any subsequent quarter or fiscal year.
Gains and losses recognized on strategic investments were as follows (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Unrealized gains (losses) recognized on publicly traded equity securities, net	$(84)	$(14)	$132	$262
Unrealized gains recognized on privately held equity securities, net	77	18	199	99
Realized gains on sales of equity securities, net	14	59	76	68
Losses on debt securities, net	(1)	0	(11)	(12)
Gains on strategic investments, net	$6	$63	$396	$417

Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	October 31, 2019		January 31, 2019
2021 Term Loan	May 2018	May 2021	$150	(1)	$499
2023 Senior Notes	April 2018	April 2023	994		993
2028 Senior Notes	April 2018	April 2028	1,489		1,488
Loan assumed on 50 Fremont	February 2015	June 2023	194		196
Total carrying value of debt			2,827		3,176
Less current portion of debt			(3)		(3)
Total noncurrent debt			$2,824		$3,173
(1) The Company repaid $200 million and $150 million of the 2021 Term Loan in June 2019 and October 2019, respectively. In November 2019, the Company repaid the remaining $150 million of the 2021 Term Loan.

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Non-GAAP gross profit
GAAP gross profit	$3,379	$2,503	$9,232	$7,174
Plus:
Amortization of purchased intangibles (1)	157	62	280	153
Stock-based expense (2)	54	42	143	119
Non-GAAP gross profit	$3,590	$2,607	$9,655	$7,446
Non-GAAP operating expenses
GAAP operating expenses	$3,314	$2,411	$8,899	$6,776
Less:
Amortization of purchased intangibles (1)	109	67	242	164
Stock-based expense (2)	489	309	1,131	835
Non-GAAP operating expenses	$2,716	$2,035	$7,526	$5,777
Non-GAAP income from operations
GAAP income from operations	$65	$92	$333	$398
Plus:
Amortization of purchased intangibles (1)	266	129	522	317
Stock-based expense (2)	543	351	1,274	954
Non-GAAP income from operations	$874	$572	$2,129	$1,669
Non-GAAP non-operating income (loss) (3)
GAAP non-operating income (loss)	$(1)	$36	$377	$346
Plus:
Amortization of debt discount, net	0	0	0	4
Non-GAAP non-operating income (loss)	$(1)	$36	$377	$350
Non-GAAP net income
GAAP net income (loss)	$(109)	$105	$374	$748
Plus:
Amortization of purchased intangibles (1)	266	129	522	317
Stock-based expense (2)	543	351	1,274	954
Amortization of debt discount, net	0	0	0	4
Less:
Income tax effects and adjustments	(23)	(108)	(228)	(438)
Non-GAAP net income	$677	$477	$1,942	$1,585

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Non-GAAP diluted earnings per share
GAAP diluted net income (loss) per share	$(0.12)	$0.13	$0.45	$0.97
Plus:
Amortization of purchased intangibles	0.30	0.17	0.63	0.41
Stock-based expense	0.60	0.45	1.54	1.23
Amortization of debt discount, net	0.00	0.00	0.00	0.01
Less:
Income tax effects and adjustments	(0.03)	(0.14)	(0.28)	(0.57)
Non-GAAP diluted earnings per share	$0.75	$0.61	$2.34	$2.05
Shares used in computing Non-GAAP diluted net income per share	898	785	829	772

Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count which includes approximately 19 million shares of dilutive securities related to employee stock awards.

1)Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenues	$157	$62	$280	$153
Marketing and sales	109	67	242	164
	$266	$129	$522	$317

2)Stock-based expense was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenues	$54	$42	$143	$119
Research and development	169	81	348	228
Marketing and sales	249	180	625	474
General and administrative	71	48	158	133
	$543	$351	$1,274	$954

3)GAAP non-operating income consists of investment income, interest expense, gains on strategic investments, net and other income.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$(109)	$105	$374	$748
Basic net income (loss) per share	$(0.12)	$0.14	$0.46	$1.00
Shares used in computing basic net income (loss) per share	879	760	809	746

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$677	$477	$1,942	$1,585
Basic Non-GAAP net income per share	$0.77	$0.63	$2.40	$2.12
Shares used in computing basic Non-GAAP net income per share	879	760	809	746

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$(109)	$105	$374	$748
Diluted net income (loss) per share	$(0.12)	$0.13	$0.45	$0.97
Shares used in computing diluted net income (loss) per share	879	785	829	772

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$677	$477	$1,942	$1,585
Diluted Non-GAAP net income per share	$0.75	$0.61	$2.34	$2.05
Shares used in computing diluted Non-GAAP net income per share	898	785	829	772

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates and constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and previously the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q3 FY20 financial statements and for its non-GAAP estimates for Q4 and FY20:

•Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2020, the company uses a projected non-GAAP tax rate of 22.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.